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                                        EX-4.1
                             Fourth Supplemental Indenture


                                 CITIGROUP INC.

                                       AND

                              THE BANK OF NEW YORK

                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of November 2, 1998

              Supplemental to Indenture dated as of March 15, 1987
                          providing for the issuance of
                                 Debt Securities

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      FOURTH SUPPLEMENTAL INDENTURE, dated as of November 2, 1998 (the "Fourth
Supplemental Indenture"), between Citigroup Inc. (formerly Travelers Group Inc.), a Delaware corporation, (the "Company") and The Bank of New York, a New York banking corporation (the "Trustee"), under the Indenture dated as of March 15, 1987, (as supplemented, the "Indenture").

      WHEREAS, pursuant to Section 13.01(d) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to supplement any provision in the Indenture;

      WHEREAS, the Company and the Trustee desire to enter into this Fourth Supplemental Indenture;

      NOW, THEREFORE, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of all of the present and future holders of the Securities as follows:

                                   ARTICLE ONE

                                  Modifications

      Section 1.01 The definition of Officers' Certificate contained in Section
1.02 of the Indenture shall be amended by deleting "any Vice President" and substituting therefor: "any Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel or any Vice President".

      Section 1.02 Section 2.03 shall be amended by deleting "or one of its Vice Presidents" in the third line and substituting therefor: any Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Deputy Treasurer, the General Counsel or any Vice President".

      Section 1.03 Section 3.01 shall be amended by deleting "a Vice President" in the first paragraph and substituting therefor: "any Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Deputy Treasurer, the General Counsel or any Vice President".

                                   ARTICLE TWO

                                  Miscellaneous

      Section 2.01 The Trustee accepts the trusts created by this Fourth Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not

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be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Fourth Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Section 2.02 Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      Section 2.03 This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

      The Bank of New York hereby accepts the trusts in this Fourth Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.

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      IN WITNESS WHEREOF, each of CITIGROUP INC. and THE BANK OF NEW YORK, as
Trustee, has caused this Fourth Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of November 2, 1998.

                                          CITIGROUP INC.


                                          By  Heidi G. Miller
                                              ----------------------------------
                                              Name:  Heidi G. Miller
                                              Title: Chief Financial Officer

Attest:

By Shelley J. Dropkin
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Corporate Seal

                                          THE BANK OF NEW YORK


                                          By Mary Jane Schmalzel
                                             -----------------------------------
                                             Name:  Mary Jane Schmalzel
                                             Title: Vice President

Attest:

By Michele L. Russo
   -------------------------

Corporate Seal